UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 25, 2007

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland 0-24566-01 36-4460265
(State or other jurisdiction (Commission File No.) (IRS Employer jurisdiction of corporation) Identification Number)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2007, at the Annual Meeting of Stockholders of MB Financial, Inc. (the “Company”), the Company’s stockholders approved the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan. The Company’s Board of Directors previously approved the amended and restated plan subject to stockholder approval. A description of the amended and restated plan is contained in the Company’s proxy statement for the meeting under the heading “Proposal II. Approval of the Company’s Amended and Restated Omnibus Incentive Plan,” filed with the Securities and Exchange Commission on March 23, 2007, and is also incorporated herein by reference. The amended and restated plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2007, the Company’s Board of Directors approved an amendment to Section A of Article 5 of the Company’s charter, which increased the number of shares of common stock the Company is authorized to issue from 40,000,000 to 43,000,000. The amendment became effective on April 27, 2007 upon the filing of articles of amendment with the Maryland Department of Assessments and Taxation. A copy of the amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to the Company's charter

10.1	MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 1, 2007	By:	/s/ Jill E. York
Jill E. York
Vice President and Cheif Financial Officer

EXHIBIT INDEX

Exhibit No.  Description

3.1	Amendment to Company’s charter

10.1
MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2007)